EXHIBIT 21

SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of Sonoco Products Company, pursuant to Item 601(21) of Regulation S-K, as of December 31, 2004 are:

1.	Paper Stock Dealers, Inc., 100%-owned domestic subsidiary, incorporated in the State of North Carolina.

2.	Sonoco-Crellin Holdings, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

3.	SPC Management, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

a.	SPC Capital Management, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

b.	SPC Resources, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

c.	Sonoco International, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware, holder of securities in:

1.	Sonoco Luxembourg SARL, 100%-owned Luxembourg subsidiary.

a.	Sonoco Netherlands Holding II BV, 100%-owned Dutch subsidiary.

1.	Sonoco Canada Corporation, 100%-owned Canadian subsidiary.

b.	Sonoco-Alcore S.a.r.l., 64.5%-owned Luxembourg subsidiary.

c.	Sonoco Netherlands Holding III BV, 100%-owned Dutch subsidiary.

1.	Sonoco Mexico Holdings, BV, 100% owned Dutch subsidiary

a.	Sonoco Operadora, S.A. de C.V., 100% owned Mexican subsidiary

1.	Grupo Sonoco SA de CV, 100%-owned Mexican subsidiary.

2.	Sonoco Asia, L.L.C., 77%-owned limited liability company.

3.	Sonoco Australia Pty., Ltd., 100%-owned Australian subsidiary.

4.	Sonoco New Zealand, 100%-owned New Zealand subsidiary.

5.	Sonoco Participacoes Ltda., 100%-owned Brazilian subsidiary.

a.	Sonoco For-Plas do Brazil Ltda., 51%-owned Brazilian subsidiary.

6.	Inversiones Sonoco do Chile Ltda, 100%-owned Chilean subsidiary.

a.	Sonoco do Chile, 70%-owned Chilean subsidiary.

EXHIBIT 21

SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

4.	Sonoco do Brazil Ltda., 100%-owned Brazilian subsidiary.

5.	Southern Plug & Manufacturing Co., Inc., 100%-owned domestic subsidiary, incorporated in the state of Louisiana.

6.	Sonoco “SPG”, Inc., 100%-owned domestic subsidiary, incorporated in the state of Wisconsin.

7.	Sonoco Flexible Packaging Company, Inc., 100%-owned domestic subsidiary incorporated in the state of South Carolina.

8.	Sonoco Paperboard Group, L.L.C., 100%-owned limited liability company.

9.	Sonoco Development, Inc., 100%-owned domestic subsidiary incorporated in the state of South Carolina.

10.	Georgia Paper Tube, Inc., 100%-owned domestic subsidiary incorporated in the state of Georgia.

11.	Sonoco Hutchinson LLC, 100%-owned domestic subsidiary incorporated in the state of South Carolina.

12.	Hayes Manufacturing Group, Inc., 100%-owned domestic subsidiary incorporated in the state of Wisconsin.

13.	Sonoco Phoenix, Inc., 100%-owned domestic subsidiary incorporated in the state of Ohio.

14.	Sonoco U.S. Mills, Inc., 100%-owned domestic subsidiary incorporated in the state of Wisconsin.

15.	Sonoco CorrFlex, LLC, 100%-owned domestic subsidiary incorporated in the state of North Carolina.